AXA PREMIER VIP TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period January 1, 2012 - June 30, 2012

  Underwriter    Commission,
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

Multimanager Core Bond Portfolio (SSgA Sleeve)  01/11/12 J.P. Morgan Chase Bank NA $5,000,000 $350,000,000 $99.956 0.175% Private EXPT FDG PEFCO  The Williams Capital Group, L.P.

Multimanager Multi-Sector Bond Portfolio (SSgA Sleeve) 01/11/12 J.P. Morgan Chase Bank NA $5,000,000 $350,000,000 $99.956 0.175% Private EXPT FDG PEFCO  The Williams Capital Group, L.P.

Multimanager Core Bond Portfolio(SSgA Sleeve)  01/12/12 Barclays Capital Inc $78,000,000 $7,000,000,000 $99.418 0.150% Freddie Mac  The Williams Capital Group, L.P.

Multimanager Multi-Sector Bond Portfolio (SSgA Sleeve) 01/12/12 Barclays Capital Inc $78,000,000 $7,000,000,000 $99.418 0.150% Freddie Mac  The Williams Capital Group, L.P.

Multimanager Core Bond Portfolio (BlackRock Sleeve)  02/08/12 BofA Merrill Lynch $130,000 $500,000,000 $99.880 0.600% Freeport-McMoran Copper & Gold Inc The Williams Capital Group, L.P.

Multimanager Core Bond Portfolio (BlackRock Sleeve) 03/01/12 Wells Fargo Securities LLC $785,000 $2,500,000,000 $99.782 0.450% Wells Fargo & Company The Williams Capital Group, L.P.

Multimanager Small Cap Growth Portfolio (Morgan Stanley Sleeve)  03/14/12 Deutsche Bank Securities $6,300,000 $126,000,000 $15.750 5.000% XPO Logistics Inc Morgan Stanley

Multimanager Core Bond Portfolio (BlackRock Sleeve)  03/19/12 JPMorgan Securities LLC $613,000 $1,250,000,000 $99.797 0.400% American International Group Inc The Williams Capital Group, L.P.

Multimanager Small Cap Growth Portfolio – Morgan Stanley  04/18/12 J.P. Morgan Securities LLC $6,800,000 $229,500,000 $17.00 7.000% Splunk Inc. Morgan Stanley & Co. LLC

Multimanager Aggressive Equity Portfolio – T.Rowe Price 05/17/12 Morgan Stanley & Co. LLC $380,000,000 $16,006,877,370 $38.00 1.100% Facebook, Inc. The Williams Capital Group, L.P.

Multimanager Core Bond Portfolio – BlackRock 06/26/12 Citigroup Global Markets Inc. $75,000,000 $1,250,000,000 $99.918 0.875% Comcast Corp PNC Capital Markets LLC

Multimanager Small Cap Growth Portfolio – Morgan Stanley  06/28/12 Deutsche Bank Securities $9,000,000 $209,700,000 $18.00 7.000% ServiceNow Inc. Morgan Stanley & Co. LLC